Exhibit a.2
HIGHLAND/U.S. GLOBAL INFRASTRUCTURE FUND
AGREEMENT AND DECLARATION OF TRUST
Dated as of August 4, 2008
TABLE OF CONTENTS

ARTICLE I — THE TRUST		1
1.1	Name	1
1.2	Definitions	1

ARTICLE II — THE TRUSTEES		3
2.1	Number and Qualifications	3
2.2	Term and Election	3
2.3	Resignation and Removal	3
2.4	Vacancies	3
2.5	Meetings	4
2.6	Trustee Action by Written Consent	4
2.7	Officers	4

ARTICLE III — POWERS AND DUTIES OF TRUSTEES		4
3.1	General	4
3.2	Investments	5
3.3	Legal Title	5
3.4	Issuance, Repurchase and Redemption of Shares	5
3.5	Borrow Money or Utilize Leverage	5
3.6	Delegation; Committees	6
3.7	Collection and Payment	6
3.8	Expenses	6
3.9	By-Laws	6
3.10	Miscellaneous Powers	6
3.11	Further Powers	6

ARTICLE IV — ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS AND OTHER CONTRACTS		7
4.1	Advisory and Management Arrangements	7
4.2	Distribution Arrangements	7
4.3	Other Service Providers	7
4.4	Parties to Contract	7

ARTICLE V — LIMITATIONS OF LIABILITY AND INDEMNIFICATION		8
5.1	No Personal Liability of Shareholders, Trustees, etc	8
5.2	Mandatory Indemnification	8
5.3	No Bond Required of Trustees	9
5.4	No Duty of Investigation; No Notice in Trust Instruments, etc	9
5.5	Reliance on Experts, etc	9

ARTICLE VI — SHARES OF BENEFICIAL INTEREST		10
6.1	Beneficial Interest	10
6.2	Establishment of Series and Classes	10
6.3	Rights of Shareholders	11
6.4	Trust Only	11
6.5	Issuance of Shares	11
6.6	Register of Shares	11
6.7	Transfer Agent and Registrar	12
6.8	Transfer of Shares	12
6.9	Derivative Claims	12
6.10	Direct Claims	12
6.11	Notices	12

ARTICLE VII — CUSTODIANS		13
7.1	Appointment and Duties	13
7.2	Central Certificate System	13

ARTICLE VIII — REDEMPTIONS AND REPURCHASES		14
8.1	Redemptions and Repurchases of Shares	14
8.2	Manner of Payment	14
8.3	Disclosure of Holding	14

ARTICLE IX — DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS		14
9.1	Net Asset Value	14
9.2	Distributions to Shareholders	14
9.3	Power to Modify Foregoing Procedures	15

ARTICLE X — SHAREHOLDERS		15

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10.1	Meetings of Shareholders	15
10.2	Voting	15
10.3	Quorum and Required Vote	15
10.4	Proxies, etc	16
10.5	Inspection of Records	16
10.6	Shareholder Action by Written Consent	16
10.7	Additional Provisions	16

ARTICLE XI — DURATION; TERMINATION OF TRUST; AMENDMENT; REORGANIZATIONS, ETC.		16
11.1	Duration	16
11.2	Termination	16
11.3	Amendment Procedure	17
11.4	Reorganizations	17
11.5	Subsidiaries	18
11.6	Conversion	19
11.7	Certain Transactions	19

ARTICLE XII — MISCELLANEOUS		20
12.1	Filing	20
12.2	Resident Agent	20
12.3	Applicable Law	20
12.4	Counterparts	21
12.5	Reliance by Third Parties	21
12.6	Provisions in Conflict with Law or Regulation	21
12.7	Statutory Trust Only	21

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HIGHLAND/U.S. GLOBAL INFRASTRUCTURE FUND
AGREEMENT AND DECLARATION OF TRUST
     AGREEMENT AND DECLARATION OF TRUST made as of August 4, 2008 by the Trustee named hereunder for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth.
          WHEREAS, the Trustees hereby direct the Certificate of Trust to be filed with the Office of the Secretary of State of Delaware; and
          WHEREAS, the parties hereto intend that the Trust shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration in addition to the By-Laws shall constitute the governing instrument of such statutory trust.
     NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.
ARTICLE I
THE TRUST
          1.1 Name. This Trust shall be known as the “Highland/U.S. Global Infrastructure Fund” or any other name or names as the Trustees may from time to time determine, any such determination to be deemed to be an amendment to this Declaration.
          1.2 Definitions. As used in this Declaration, the following terms shall have the following meanings:
     “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.
     “Affiliated Person” shall have the meaning given to it in the 1940 Act.
     “Assignment” shall have the meaning given to it in the 1940 Act.
     “By-Laws” shall mean the By-Laws of the Trust, as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” of the Trust within the meaning of the Delaware Statutory Trust Act.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
     “Commission” shall mean the Securities and Exchange Commission.
     “Continuing Trustee” shall mean any member of the Board of Trustees who either (a) has been a member of the Board of Trustees for a period of at least thirty-six months (or since the commencement of the Trust’s operations, if less than thirty-six months) or (b) was nominated to serve as a member of the Board of Trustees by a majority of the then Continuing Trustees.
     “Declaration” shall mean this Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time.
     “Delaware Statutory Trust Act” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq., as such Act may be amended from time to time.

     “Delaware General Corporation Law” shall mean the Delaware General Corporation Law, 8 Del. C. §101, et seq., as amended from time to time.
     “Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any prospectus or any current Registration Statement of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.
     “Interested Person” shall have the meaning given to it in the 1940 Act.
     “Majority Shareholder Vote” shall mean a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust with each series and class of Shares voting together as a single class, except to the extent otherwise required by the 1940 Act or this Declaration with respect to any one or more series or classes of Shares, in which case the applicable proportion of such series or classes of Shares voting as a separate series or class, as the case may be, also will be required.
     “Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.
     “Principal Underwriter” shall have the meaning given to it in the 1940 Act.
     “Prospectus” shall mean the current Prospectus as in effect from time to time under the Securities Act of 1933, as amended, or offering memorandum of securities, of the Trust or of any series or class, as applicable.
     “Shareholders” shall mean as of any particular time the holders of record of outstanding Shares of the Trust or any series or class of the Trust, as the case may be, at such time.
     “Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares also means any preferred shares or preferred units of beneficial interest that may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.
     “Trust” shall mean the trust established by this Declaration, as amended from time to time, inclusive of each such amendment.
     “Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.
     “Trustees” shall mean the signatory to this Declaration, so long as such signatory shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

ARTICLE II
THE TRUSTEES
          2.1 Number and Qualifications. Prior to the offering of Shares to investors pursuant to the Trust’s registration statement on Form N-2, there may be a sole Trustee. Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office or by a resolution of the Trustees then in office, duly adopted and recorded in the records of the Trust, provided that the number of Trustees shall be no less than two. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. An individual nominated as a Trustee shall be at least 21 years of age and not older than 80 years of age at the time of nomination and not under legal disability. Trustees need not own Shares.
          2.2 Term and Election. Each Trustee shall hold office for the lifetime of the Trust or until the next meeting of Shareholders called for the purpose of electing Trustees or consent of Shareholders in lieu thereof for the election of Trustees, and until the election and qualification of his or her successor. Only the term of office of a Trustee designated for election will terminate at the next meeting of Shareholders called for the purpose of electing Trustees or consent of Shareholders in lieu thereof for the election of Trustees, and the term of office of a Trustee not designated for election will not terminate. The term of office of a Trustee shall also terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee.
          2.3 Resignation and Removal. Any of the Trustees may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. Any Trustee may be removed from office for “Cause” (as hereinafter defined) by action of at least seventy-five percent (75%) of the outstanding Shares of the Classes or Series of Shares entitled to vote for the election of such Trustee, or with or without Cause (as hereinafter defined) by written instrument, signed by at least seventy-five percent (75%) of the remaining Trustees, specifying the date when such removal shall become effective. “Cause” for these purposes shall require willful misconduct, dishonesty or fraud on the part of the Trustee in the conduct of his or her office or such Trustee being convicted of a felony. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.
          2.4 Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this ARTICLE II by a written instrument signed by a majority of the Trustees then in office, or by a resolution of the Trustees then in office, whether or not sufficient to constitute a quorum, or by a sole remaining Trustee, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof; provided, further, that if the Shareholders of any series or class of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that series or class may fill any vacancy among the number of Trustees elected by that series or class. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this ARTICLE II made by a written instrument signed by a majority of the Trustees then in office or by a resolution of the Trustees then in office, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of

Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.
          2.5 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, or the President or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present).
     With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.
     All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; except as otherwise required by the 1940 Act, participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.
          2.6 Trustee Action by Written Consent. Any action that may be taken by Trustees by vote may be taken without a meeting by written consent of a majority of the Trustees (or a majority of any committee, as applicable) and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.
          2.7 Officers. The Trustees shall elect a President, a Secretary and a Treasurer and may elect a Chairman who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.
ARTICLE III
POWERS AND DUTIES OF TRUSTEES
          3.1 General. The Trustees shall owe to the Trust and its Shareholders the same fiduciary duties as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust and not an action in an individual capacity. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.
The Trustees may delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter; provided, that such delegation of authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such officer, agent, employee, custodian or underwriter to whom any authority has been delegated to be a Trustee of the Trust. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken pursuant to Article II, within or without the State of Delaware.
          3.2 Investments. The Trustees shall have power and authority, subject to the Fundamental Policies in effect from time to time with respect to the Trust, to:
     (a) manage, conduct, operate and carry on the business of an investment company;
     (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities or investments of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments;
     (c) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage; and
     (d) To purchase, redeem or otherwise acquire Shares, including in accordance with Rule 23c-3 under the 1940 Act or as otherwise permitted under the 1940 Act and other applicable law.
     The foregoing clauses shall be construed both as objects and powers, and shall not be held to limit or restrict in any manner the general or plenary powers of the Trustees.
          3.3 Legal Title. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other person as nominee, on such terms as the Trustees may determine with the same effect as if such property were held in the name of the Trust. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust property with respect to any claim against, or obligation of, such Trustee in his or her individual capacity and not related to the Trust.
          The right, title and interest of the Trustees in the Trust property shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.
          3.4 Issuance, Repurchase and Redemption of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in ARTICLE VIII and ARTICLE IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property whether capital or surplus or otherwise, to the full extent now or hereafter permitted corporations formed under the Delaware General Corporation Law.
          3.5 Borrow Money or Utilize Leverage. Subject to the Fundamental Policies in effect from time to time with respect to the Trust, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

          3.6 Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration, and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.
          3.7 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments. Except to the extent required for a corporation formed under the Delaware General Corporation Law, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders.
          3.8 Expenses. The Trustees shall have power to incur and pay out of the assets and/or income of the Trust any expenses which in the opinion of the Trustees are necessary, appropriate, desirable or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust. The Trustees shall also fix the compensation payable by the Trust to its officers and its employees, if any.
          3.9 By-Laws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.
          3.10 Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; (i) notwithstanding the Fundamental Policies of the Trust, convert the Trust to a master-feeder structure; provided, however, the Trust obtains the approval of shareholders holding at least a majority of the Trust’s Shares present at a meeting of Shareholders at which a quorum is present; and (j) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.
          3.11 Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The enumeration of any specific power in this Declaration shall not be construed as limiting the Trustees’ powers. The Trustees will not be required to obtain any court order to deal with the Trust Property.
ARTICLE IV
ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS AND OTHER CONTRACTS
          4.1 Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.
          4.2 Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters and/or placement agents to sell Shares and other securities of the Trust. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine and may provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust.
          4.3 Other Service Providers. The Trustees may in their discretion from time to time authorize the Trust to enter into one or more agreements whereby the other Person or Persons to any such agreements will undertake to provide to the Trust, any series or class, or Shareholders such services as the Trustees consider desirable and all upon such terms and conditions as the Trustees in their discretion may determine.
          4.4 Parties to Contract. Subject to compliance with the 1940 Act, any contract of the character described in Sections 4.1, 4.2 and 4.3 of this Article IV or in Article VI hereof or elsewhere in this Declaration may be entered into with any Person, and the fact that one or more of the Trustees, officers or employees of the Trust, or any affiliate thereof, may be an officer, partner, director, trustee, shareholder, or member of such other party to the contract, shall not be grounds to invalidate or render voidable such contract, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, subject to compliance with the 1940 Act. The same Person may be the other party to contracts entered into pursuant to this Declaration, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in those sections or articles.
Subject to applicable law, any Shareholder, Trustee or officer of the Trust may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Trust and, subject to applicable law, has the same rights and obligations with respect to any such matter as a Person who is not a Shareholder, Trustee or officer of the Trust.

ARTICLE V
LIMITATIONS OF LIABILITY AND INDEMNIFICATION
          5.1 No Personal Liability of Shareholders, Trustees, etc. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
          5.2 Mandatory Indemnification. (a) The Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V or by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.
     (b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.
     (c) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.
     (d) The rights accruing to any indemnitee under these provisions shall not exclude any other right that any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, vote of stockholders or Trustees who are “disinterested persons” (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.
     (e) Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.
          5.3 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.
          5.4 No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.
          5.5 Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VI
SHARES OF BENEFICIAL INTEREST
          6.1 Beneficial Interest. The interest of the Shareholders hereunder shall be divided into an unlimited number of transferable shares of beneficial interest, par value $.001 per share. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend payable in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust. All references to Shares in this Declaration shall be deemed to be Shares of the Trust and any or all series and classes as the context may require.
          6.2 Establishment of Series and Classes. To the extent permitted by the 1940 Act, the Delaware Statutory Trust Act and any other applicable law, the Trustees may divide, all without the approval of Shareholders, the Shares into any number of series or classes representing interests in the assets belonging to such series or class, each Share of each such series and class having an equal beneficial interest as each other Share of such series or class in such assets and identical voting, dividend, liquidation and other rights and subject to the same terms and conditions, except that (a) expenses allocated to a series or class may be borne solely by that series or class as determined by the Trustees and (b) each series and class may have exclusive voting rights with respect to matters affecting only that series or class. The establishment and designation of each additional series or class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such series or class of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any Prospectus or registration statement of the Trust, or as otherwise provided in such resolution. The Trustees may change the name of any series or class in their sole discretion. The Trustees may, subject to the Fundamental Policies and the requirements of the 1940 Act and the Delaware Statutory Trust Act, authorize and issue such other securities, including preferred shares, debt securities or other senior securities. To the extent that the Trustees authorize and issue shares of any series or class pursuant to this Section 6.2, they are hereby authorized and empowered to amend or supplement this Declaration or the Trust’s Certificate of Trust as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act, the Delaware Statutory Trust Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed with the Commission as is necessary. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.
          6.3 Rights and Preferences of any Series: Shares of the Trust, and of any series established pursuant to Section 6.2, unless otherwise provided in the resolution establishing such series, shall have the following relative rights and preferences:
     (a) Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the assets of every other series and are referred to herein as “assets held with respect to” that series. The assets held with respect to a series shall belong only to that series for all purposes, and to no other series, subject only to the rights of creditors of that series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as assets held with respect to any particular series (collectively, “General Assets”) shall be allocated by the Trustees between and among one or more series in such manner as the Trustees deems fair and equitable. Any General Assets so allocated to a particular series shall be referred to as assets held with respect to that series. Each such allocation shall be conclusive and binding upon the Shareholders of all series for all purposes. Separate and distinct records shall be maintained for each series and the assets held with respect to each series shall be held and accounted for separately from the assets held with respect to all other series and the General Assets of the Trust not allocated to such series. The assets held with respect to a particular series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Shareholders of that series. The assets held with respect to a series shall be charged with the liabilities of that series and all expenses, costs, charges and reserves attributable to that series, except that liabilities and expenses allocated solely to a particular class shall be borne by that class. Any general liabilities, expenses, costs, charges or reserves of the Trust that are not readily identifiable as being held with respect to a particular series or class shall be allocated and charged by the Trustees between or among any one or more series or classes in such manner as the Trustees deems fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all series and classes for all purposes. All liabilities held with respect to a particular series shall be enforceable against the assets held with respect to such series only and not against the assets of the Trust generally or against the assets held with respect to any other series and, except as otherwise provided in this Declaration, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series. Notice of this contractual limitation on the liability of each series shall be set forth in the certificate of trust of the Trust or in an amendment thereto prior to the issuance of any Shares of a series. Any person extending credit to, contracting with or having any claim against any series may look only to the assets of that series to satisfy or enforce any debt, with respect to that series. No Shareholder or former Shareholder of any series shall have a claim on or any right to any assets held with respect to any other series.
          6.4 Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration and the By-Laws and to have become a party hereto and thereto. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust or of any series or class nor can they be called upon to share or assume any losses of the Trust or of any series or class or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may specifically determine with respect to any series or class.
          6.5 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
          6.6 Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares of the Trust and any series and class, including preferred shares that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances, repurchases and redemptions of Shares may be made in whole Shares and/or l/l,000ths of a Share or multiples thereof and/or in any other fraction as the Trustees may determine.
          6.7 Register of Shares. A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each series or class of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable series or class of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefor and rules and regulations as to their use.

          6.8 Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.
          6.9 Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery, the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.
Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.
          6.10 Derivative Claims. In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:
     (a) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 6.9(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act).
     (b) Unless a demand is not required under Section 6.9(a), Shareholders eligible to bring such derivative action under the Delaware Statutory Trust Act who collectively hold at least 10% of the outstanding Shares of the Trust, or who collectively hold at least 10% of the outstanding Shares of a series or class to which such action relates, shall join in the request for the Trustees to commence such action; and
     (c) Unless a demand is not required under Section 6.9(a), the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim.
For purposes of this Section 6.9, the Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.
          6.11 Direct Claims. No group of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration or the 1940 Act (excepting rights of action permitted under section 36(b) of the 1940 Act), nor shall any single Shareholder, who is similarly situated to one or more other Shareholders with respect to the alleged injury, have the right to bring such an action, unless such group of Shareholders or such Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees; provided that such demand will be excused if beneficial owners owning at least 75% of the outstanding Shares of the Trust and who would be eligible, under Delaware law, to bring such an action, proceeding or claim themselves, join in the bringing of such action, proceeding or claim on the basis that an effort to cause the Trustees to bring such a action, claim or proceeding is not likely to succeed. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the group of Shareholders or Shareholder to support the allegations made in the request. The Trustees shall consider such request within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or series or class of Shares, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the applicable group of Shareholders or Shareholder. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust or a series or class of Shares shall be subject to the right of the Shareholders under Article VI hereof to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.
          6.12 Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.
ARTICLE VII
CUSTODIANS
          7.1 Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of registered management companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the 1940 Act, including without limitation authority:
          (1) to hold the securities owned by the Trust and deliver the same upon written order;
          (2) to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;
          (3) to disburse such funds upon orders or vouchers;
          (4) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and
          (5) if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust;
all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.
     The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.
          7.2 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE VIII
REDEMPTIONS AND REPURCHASES
          8.1 Redemptions and Repurchases of Shares. Unless otherwise required by the 1940 Act, from time to time the Trust may redeem or repurchase its Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act. The Trust may require Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Trust, to the underwriter or to any other person designated by the Trustees upon redemption or repurchase of Shares in such amount as shall be determined from time to time by the Trustees. The Trust may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees.
          8.2 Manner of Payment. Payment of Shares redeemed or repurchased may at the option of the Trustees or such officer or officers as they may duly authorize for the purpose, in their complete discretion, be made in cash, or in kind, or partially in cash and partially in kind. In case of payment in kind the Trustees, or their delegate, shall have absolute discretion as to what security or securities shall be distributed in kind and the amount of same, and the securities shall be valued for purposes of distribution at the figure at which they were appraised in computing the net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act shall receive cash.
          8.3 Disclosure of Holding. Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.
ARTICLE IX
DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS
          9.1 Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus or as may otherwise be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees and shall be as generally set forth in the Prospectus or as may otherwise be determined by the Trustees.
          9.2 Distributions to Shareholders. (a) The Trustees shall from time to time distribute ratably among the Shareholders of any series or class of Shares in accordance with the number of outstanding full and fractional Shares of such series or class such proportion of the net profits, surplus (including paid-in surplus), capital, or assets, in accordance with good accounting practices and subject to the preferences, special or relative rights and privileges of the various series or classes of Shares, held by the Trustees as they may deem proper or as may otherwise be determined in accordance with this Declaration. Any such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or Shares of any series or class and the Trustees may distribute ratably among the Shareholders of any series or class of shares in accordance with the number of outstanding full and fractional Shares of such series or class additional Shares of any series or class in such manner, at such times, and on such terms as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 9.1, or at such other value as may be specified by the By-Laws or as the Trustees may from time to time determine, subject to applicable laws and regulations then in effect.
     (b) Distributions pursuant to this Section 9.2 may be among the Shareholders of record of the applicable series or class of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.

     (c) The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.
     (d) Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the Trust’s books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gain distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.
          9.3 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share net asset value of the Trust’s Shares and/or net income, and/or the declaration and payment of dividends and other distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any securities exchange or association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.
ARTICLE X
SHAREHOLDERS
          10.1 Meetings of Shareholders. The Trust shall not be required to hold meetings annually, unless required by law. Meetings of Shareholders may be called at any time by the Trustees, by the Secretary whenever ordered by a majority of the Trustees or by the President and shall be called by any Trustee or by the Secretary for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate not less than 51% of the outstanding Shares of the Trust or series or class of Shares having voting rights on the matter, such request specifying the purpose or purposes for which such meeting is to be called. Any Shareholder meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate. Any Shareholder meeting shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address.
          10.2 Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable federal law, this Declaration or resolution of the Trustees. This Declaration expressly provides that no matter for which voting is required by the Delaware Statutory Trust Act in the absence of the contrary provision in the Declaration shall require any vote. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more series or classes of Shares shall require approval by the required vote of all the affected series or classes of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any series or class of Shares is required by the 1940 Act, such requirement as to a separate vote by that series or class of Shares shall apply in addition to a vote of all the affected series or classes voting together as a single class. Shareholders of a particular series or class of Shares shall not be entitled to vote on any matter that affects only one or more other series or classes of Shares. There shall be no cumulative voting in the election or removal of Trustees.
          10.3 Quorum and Required Vote. (a) Except when a larger quorum is required by law, or by this Declaration the holders of thirty percent (30%) of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. Any meeting of Shareholders may be adjourned from time to time by the Chairman of the meeting without a vote of the Shareholders or by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.

     (b) When a quorum is present at any meeting, subject to any provision of applicable federal law, this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter, and (ii) where a separate vote of one or more series or classes of Shares is required on any matter, the affirmative vote of a majority of the Shares of such series or class of Shares present in person or represented by proxy at the meeting shall be the act of the Shareholders of such series or class with respect to such matter. For the election of Trustees, when a quorum is present at any meeting, a plurality of the Shares present in person or represented by proxy and entitled to vote on the election of Trustees at the meeting will elect Trustees.
          10.4 Proxies, etc. At any meeting of Shareholders, any Shareholder entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote on any such matter on which it is entitled to vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person regarding the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.
          10.5 Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a corporation formed under the Delaware General Corporation Law.
          10.6 Shareholder Action by Written Consent. Any action that may be taken by Shareholders by vote may be taken without a meeting if the holders entitled to vote thereon of the proportion of Shares required for approval of such action at a meeting of Shareholders at which all Shares entitled to vote thereon were present and voted pursuant to Section 10.3 consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
          10.7 Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.
ARTICLE XI
DURATION; TERMINATION OF TRUST; AMENDMENT; REORGANIZATIONS, ETC.
          11.1 Duration. Subject to possible dissolution and termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall have perpetual existence.
          11.2 Dissolution. (a) The Trust may be dissolved, only upon approval of not less than 80% of the Trustees and 80% of the Continuing Trustees. Upon the dissolution of the Trust:
          (i) The Trust shall carry on no business except for the purpose of winding up its affairs.
          (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, merger in which the Trust is not the survivor, transfer or other disposition of all or substantially all the Trust Property of the Trust shall require approval of the principal terms of the transaction and the nature and amount of the consideration by Shareholders with the same vote as required to open-end the Trust.
          (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.
     (b) After the dissolution and winding up of the Trust and distribution to the Shareholders as herein provided, the Trustees shall terminate the existence of the Trust as a separate legal entity by executing and filing a certificate of cancellation with the Secretary of State of the State of Delaware, which certificate of cancellation may be signed by any one Trustee. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall be canceled and discharged.
          11.3 Amendment Procedure. (a) The Trustees may, without any Shareholder vote, amend or otherwise supplement this Declaration by making an amendment, a Declaration supplemental hereto or an amended and restated declaration; provided, that, in addition to such Trustee vote, Shareholders shall have the right to vote on any amendment (i) that would adversely affect the voting rights of Shareholders granted in Section 10.2, (ii) to this Section 11.3, (iii) as set forth in Section 11.6 or Section 11.7, (iv) required to be approved by Shareholders by federal law or by the Trust’s registration statement(s) filed with the Commission and (v) that is submitted to them by the Trustees in their sole discretion. Any amendment submitted to Shareholders that the Trustees determine would affect the Shareholders of any series or class shall be authorized by vote of the Shareholders of such series or class, and no vote shall be required of Shareholders of any other series or class. Notwithstanding anything else herein, any amendment to Article V that would have the effect of reducing the indemnification and other rights provided thereby to any indemnitee of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of` this sentence, shall each require the affirmative vote of the holders of two-thirds of the outstanding Shares of the Trust entitled to vote thereon.
     (b) An amendment duly adopted by the requisite vote of the Trustees and, if required, the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification by an officer of the Trust setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration, as amended, so certified by an officer of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Board.
     Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first offering of Shares of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.
          11.4 Reorganizations. (a) Notwithstanding anything else contained herein but subject to applicable federal law and except as provided in Section 11.7, the Trustees may, without any Shareholder vote or approval, only upon approval of not less than 80% of the Trustees and 80% of the Continuing Trustees:
          (i) sell and convey all or substantially all of the assets of the Trust (or a segregated portfolio of assets thereof including any series or class) to another entity that is a closed-end management company as defined in the 1940 Act for adequate consideration, which may include the assumption of all outstanding taxes and other liabilities, accrued or contingent, of the Trust (or a series or class) and which may include shares of or interests in such entity;

          (ii) at any time sell and convert into money all or substantially all of the assets of the Trust or a series or class;
          (iii) cause the Trust or a series or class to merge or consolidate with or into, or be reorganized as, another trust, or a corporation, partnership, limited liability company, association or other business entity, organized under the laws of Delaware or any other jurisdiction or a segregated portfolio of assets of any of the foregoing (each an “Entity”), if the surviving or resulting Entity is the Trust or another registered closed-end management company as defined in the 1940 Act (or a segregated portfolio of assets of such other management company);
          (iv) cause the Trust or a series or class to merge or consolidate with or into, or be reorganized as, a newly organized Entity in a transaction or series of transactions intended to qualify as a reorganization under Section 368(a)(1)(F) of the Code, or a successor provision;
          (v) cause the Trust or a series or class to incorporate under the laws of a state, commonwealth, possession or colony of the United States; and/or
          (vi) cause to be organized, or assist in organizing, an Entity to acquire all or part of the Trust Property or to carry on any business in which the Trust or a series or class directly or indirectly has any interest and to sell, convey and transfer all or part of the Trust Property to any such Entity in exchange for shares or other equity securities thereof or otherwise and to lend money to, subscribe for the shares or other equity securities of and enter into any contracts with any such Entity.
          The Trustees shall provide written notice to affected Shareholders of any transaction described in this Section 11.4. The transactions described in this Section 11.4 may be effected through share-for-share exchanges, transfers or sales of assets, shareholder in-kind redemptions and purchases, exchange offers or any other method the Trustees approve.
     (b) Upon making reasonable provision for the payment of all known liabilities of the Trust as described in either subparagraph (i) or (ii) of Section 11.4(a), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or series or class thereof, as applicable; however, the payment to any particular series or class may be reduced by any fees, expenses or charges allocated to that series or class. Upon completion of the distribution of the remaining proceeds or assets of the Trust (including all series and classes) pursuant to subparagraph (i) or (ii) above, the Trust shall be dissolved as set forth in Section 11.2 and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged.
     (c) Any agreement of merger, reorganization, consolidation or conversion or exchange or certificate of merger, certificate of conversion or other applicable certificate may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Statutory Trust Act and notwithstanding anything to the contrary in this Declaration, an agreement of merger, consolidation or sale of assets approved by the Trustees in accordance with this Section 11.4 may effect any amendment to the Declaration or effect the adoption of a new declaration of the Trust if it is the surviving or resulting trust in the merger or consolidation.
          11.5 Subsidiaries. Without approval by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, limited liability companies, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, partnership, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, trust, limited liability company, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interests.

          11.6 Conversion. Notwithstanding any other provisions of this Declaration or the By-Laws of the Trust, a favorable vote of a majority of the Trustees then in office followed by the favorable vote of the holders of not less than seventy-five percent (75%) of the Shares of each affected series or class outstanding, voting as separate series or classes, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by 80% of the Trustees and 80% of the Continuing Trustees, in which case approval by a Majority Shareholder Vote shall be required. Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company” as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion of the Trust’s outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.
          11.7 Certain Transactions. (a) Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section 11.7, the types of transactions described in paragraph (c) of this Section 11.7 shall require the affirmative vote or consent of a majority of the Trustees then in office followed by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares of each affected series or class outstanding, voting as separate series or classes, when a Principal Shareholder (as defined in paragraph (b) of this Section 11.7) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any series or class of preferred shares, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.
     (b) The term “Principal Shareholder” shall mean any corporation, Person or other entity that is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding Shares of all outstanding classes and shall include any “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, of a Principal Shareholder. For the purposes of this Section 11.7, in addition to the Shares that a corporation, Person or other entity beneficially owns directly, (a) any corporation, Person or other entity shall be deemed to be the beneficial owner of any Shares (i) that it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (ii) that are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other corporation, Person or entity with which its “affiliate” or “associate” has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or that is its “affiliate” or “associate,” and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares that may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.
     (c) This Section 11.7 shall apply to the following transactions:
          (i) The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.
          (ii) The issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan).
          (iii) The sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of the Trust, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.)
          (iv) The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of the Trust, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

     (d) The provisions of this Section 11.7 shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section 11.7 if 80% of the Trustees and 80% of the Continuing Trustees shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, in which case approval by a Majority Shareholder Vote shall be the only vote of Shareholders required by this Section 11.7, or (ii) any such transaction with any entity of which a majority of the outstanding shares of all series and classes of a stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries.
     (e) The Board of Trustees shall have the power and duty to determine for the purposes of this Section 11.7 on the basis of information known to the Trust whether (i) a corporation, person or entity beneficially owns five percent (5%) or more of the outstanding Shares of any series or class, (ii) a corporation, person or entity is an “affiliate” or “associate” (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than 2% of the total assets of the Trust, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section 11.7.
ARTICLE XII
MISCELLANEOUS
          12.1 Filing. (a) This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement, other than an amendment or supplement adopted pursuant to Section 6.2, shall be accompanied by a certificate signed and acknowledged by an officer of the Trust stating that such action was duly taken in a manner provided herein, and each amendment or supplement to the Declaration shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be prepared and certified by an officer of the Trust and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments and/or restatements have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration or of any such amendments and/or restatements.
     (b) The Trustees hereby authorize and direct a Certificate of Trust, in the form attached hereto as Exhibit A, to be executed and filed with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Statutory Trust Act.
          12.2 Resident Agent. The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the Office of the Secretary of the State.
          12.3 Applicable Law. This Declaration and the Trust created hereunder are governed by and administered according to the Delaware Statutory Trust Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts that relates to or regulates (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. Without limiting the provisions hereof, the Trust and the Trustees may exercise all powers that are ordinarily exercised by a trust under the Delaware Statutory Trust Act. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Statutory Trust Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust or the Trustees may not exercise such power or privilege or take such actions. Additionally, reference shall be specifically made to the Delaware General Corporation Law as to the construction of matters not specifically covered herein or in the Delaware Statutory Trust Act or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.
          12.4 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.
          12.5 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which the Trust’s Certificate of Trust may be recorded or filed, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts that in any manner relate to the affairs of the Trust shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.
          12.6 Provisions in Conflict with Law or Regulation. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.
     (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.
          12.7 Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Statutory Trust Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
     IN WITNESS WHEREOF, the undersigned has caused this Agreement and Declaration of Trust to be executed as of the date first written above.

/s/ R. Joseph Dougherty
R. Joseph Dougherty
Sole Trustee